UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2017

Kubota Pharmaceutical Holdings Co., Ltd.
(Exact name of registrant as specified in its charter)

Japan (State or other jurisdiction of incorporation)	000-55133 (Commission File Number)	98-1295657 (IRS Employer Identification No.)
4-20-3 Ebisu, Shibuya-ku
Tokyo, Japan 150-6018
(Address of principal executive offices, including zip code)
+81 3-5789-5872
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 23, 2017 (Japan Standard Time), the compensation committee (the “ Compensation Committee ”) of the Board of Directors (the “Board ”) of Kubota Pharmaceutical Holdings Co., Ltd. (the “ Company ”) approved the 2016 non-equity incentive plan compensation and 2017 base salaries for the Company’s principal executive officer and principal financial officer. For additional information, please see the sections titled “Compensation of Directors and Executive Officers-Summary Compensation Table” and “Compensation of Directors and Executive Officers-Executive Employment Arrangements” included in the Definitive Proxy Statement on Schedule 14A filed by Acucela Inc. with the Securities and Exchange Commission on September 15, 2016. Pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended, the Company is the successor issuer to Acucela Inc.

Name	Title	2016 Non-Equity Plan Compensation	2017 Base Salary
Ryo Kubota	President and Chief Executive Officer	$159,147	544,248
John Gebhart	Chief Financial Officer	82,897	347,154

Dr. Ryo Kubota and Mr. John Gebhart are eligible to receive bonuses under the Company’s 2017 non-equity incentive plan of up to 60% and 35%, respectively, of their base salary. Dr. Kubota’s bonus is based solely on corporate goals, while Mr. Gebhart’s bonus is based 70% on corporate goals and 30% on individual goals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUBOTA PHARMACEUTICAL HOLDINGS CO., LTD.
Dated:	February 24, 2017
BY:
/s/ John Gebhart
John Gebhart
Chief Financial Officer